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                                                                     EXHIBIT 3.1

                                    BYLAWS
                                      OF
                           ATRIX INTERNATIONAL, INC.
                       (FORMERLY TIEMPO EQUITIES, INC.)

                      AS AMENDED THROUGH JANUARY 30, 1998


                                    ARTICLE
                                      1.
                                    OFFICES


      The registered office of the corporation shall be that set forth in the Articles of Incorporation dated July 31, 1987, filed with the Secretary of State of Minnesota on August 11, 1987, or in the most recent amendment thereof, or in a statement of the Board of Directors filed with the Secretary of State of Minnesota changing the registered office in the manner prescribed by law. The corporation may also have offices and places of business at such other locations as the Board of Directors may from time to time designate, or the business of the corporation may require.

                                    ARTICLE
                                      2.
                            SHAREHOLDER'S MEETINGS

2.1. TIME AND PLACE OF MEETINGS. Regular or special meetings of the shareholders, if any, shall be held on the date and at the time and place fixed by the President/Chief Executive Officer or the Board of Directors, except that a meeting called by, or at the demand of a shareholder or shareholder, pursuant to Minnesota Statutes, Section 302A.431, Subd. 2, shall be held in the country where the principal executive office is located.

2.2. REGULAR MEETINGS. An annual meeting of the shareholders shall be held at such place as the Board of Directors shall designate, either within or without the State of Minnesota, and on such date and at such time as may be determined by the Board of Directors and communicated to the shareholders according to the requirements set forth herein, for the purpose of electing directors and for the transaction of any other business which may properly come before it. Additional regular meetings of the shareholders may be held on a less frequent periodic basis. No meeting shall be considered a regular meeting unless specifically designated as such in the notice of meeting or unless all the shareholders are present in person or by proxy and none of them objects to such designation. Any business appropriate for action by the shareholders may be transacted at a regular meeting.

2.3. SPECIAL MEETINGS. Special meetings of the shareholders may be held for any purpose or purposes, unless otherwise prescribed by statute. Such a meeting may be called by the President/Chief Executive Officer, the Chief Financial Officer or two or more directors and shall be called by the President/Chief Executive Officer at the request in writing of shareholders owning not less than ten percent (10%) or more of the voting stock of the corporation.

2.4. NOTICE OF MEETINGS. Written notice of a meeting of the shareholders stating the time and place thereof shall be mailed at least five (5) days but not more than sixty (60) days prior to the meeting, except as otherwise provided by statute, to each shareholder entitled to vote thereat to the last known address of such shareholder as the same appears upon the books of the corporation.

       Every notice of any special meeting shall state the purpose or purposes for which the meeting has been called, and the business transacted at all special meetings shall be confined to the purpose stated in the call, unless all of the shareholders are present in person or by proxy and none of them objects to consideration of a particular item of business.

2.5. RECORD DATE. The determination of shareholders entitled to vote at a regular or special meeting shall be made on the date fixed by the Board of Directors for closing of the books of the corporation. If no date is fixed by the Board, the date for such determination shall be the date five (5) days before the date of such meeting.

2.6. WAIVER OF NOTICE. Notice of the time, place and purpose of any meeting of shareholders, whether required by statute, the Articles of Incorporation or these Bylaws, may be waived by any shareholder. Such waiver may be given before, at, or after the meeting, and may be given in writing, orally or by attendance..

2.7. ACTION WITHOUT MEETING. Any action which may be taken at a meeting of the shareholders may be taken without a meeting, if authorized in writing or writings signed by all shareholders who would be entitled to notice of a meeting for such purpose.

2.8. QUORUM. The presence at any meeting, in person or by proxy, of the holders of a majority of the shares entitled to vote, shall constitute a quorum for the transaction of business. If, however, such majority shall not be present in person or by proxy at a meeting of the shareholders, those present shall have the power to adjourn the meeting from time to time, without notice other than by announcement at the meeting, until the requisite amount of voting shares shall be represented. At any such adjourned meeting at which the required number of voting shares shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

2.9. VOTING. At all meetings of the shareholders, each shareholder have the right to vote shall be entitled to vote in person or by proxy, duly appointed by an instrument in writing subscribed by such shareholder. Each shareholder shall have one (1) vote for each share having voting power standing in his name on the books of the corporation. Upon the demand of any shareholder, the vote for directors or the vote upon any question before the meeting shall be by ballot. All elections shall be had and all questions decided by a majority vote except as otherwise required by these Bylaws, the Articles of Incorporation, any applicable shareholder agreement, or statute.

2.10. PROXIES. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly appointed attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation at or before the time of the meeting. A proxy shall be filed with the Secretary of the corporation at or before the time of the meeting. A proxy shall be valid for the period specified in the proxy or, if no expiration date is provided in the proxy, for a period not to exceed eleven months from the date of its execution. A proxy's authority shall not be revoked by the death or incapacity of the maker unless, before the vote is cast and the authority exercised, written notice of such death or incapacity is given to the corporation.

                                       2
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2.11.  NOTIFICATIONS OF NOMINATIONS AND PROPOSED BUSINESS. Except as otherwise required by the corporation's Articles of Incorporation (including any certificate of designation for any class of preferred stock) or applicable law, (a) nominations for the election of directors and (b) business proposed to be brought before any shareholder meeting may be made (x) by or at the direction of the Board of Directors or (y) by any shareholder entitled to vote in the election of directors generally who complies with the procedures set forth in this Article II, Section 2.11. For any such shareholder to nominate one or more persons for election as directors at a meeting of shareholders or to propose business to be brought before a meeting of shareholders, or both, such shareholder must have given timely notice in proper written form of his or her intent to make such nomination or nominations or to propose such business. To be timely, a shareholder's notice must be delivered to or mailed and received by the Chairman of the Board or the Chief Executive Officer of the corporation not less than forty-five (45) days nor more than ninety
       (90) days prior to the scheduled date of such meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if the corporation gives less than fifty-five
       (55) days' notice of such meeting, notice by the shareholder to be timely must be so delivered or received not later than the close of business on the tenth (10th) day after the date on which the corporation first mailed notice of such meeting; provided further that if the meeting is a special meeting of shareholders that is being called at the demand of a shareholder in accordance with applicable law, to be timely the shareholder demanding such special meeting must so deliver the notice required pursuant to this Article II, Section 2.11 at or before the delivery by the shareholder of the shareholder's demand for such special meeting of shareholders. To be in proper written form, a shareholder's notice to the corporation shall set forth: (i) the name and address of the shareholder who intends to make the nominations or propose the business and any other shareholders known by such shareholder to be supporting such nominations or proposals; (ii) the number of shares of each class of capital stock of the corporation beneficially owned by the shareholder who intends to make the nominations or propose the business and any other shareholders known by such shareholder to be supporting such nominations or proposals; (iii) if applicable, the name, age, principal occupation or employment, business and residence address and telephone number of each nominee, and number of shares of each class of capital stock of the corporation beneficially owned by each nominee; (iv) if applicable, a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (v) if applicable, the consent of each nominee to serve as a director of the corporation if so elected; (vi) if applicable, a brief description of the business to be proposed by the shareholder at the meeting, the reasons for such proposal and a description of any material interest of the shareholder in such proposal; and (vii) such other information regarding each nominee or each proposal that is required to be disclosed in the solicitation of proxies by the Board of Directors pursuant to the proxy rules of the Securities and Exchange Commission, whether or not the corporation is then subject to such proxy rules. If the presiding officer of the meeting of shareholders determines that the nomination of any persons or proposal of any business was not made in accordance with this Article II, Section 2.11, he or she shall so declare at the meeting and such nomination or proposal shall not be acted upon at the meeting.

                                       3
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                                    ARTICLE
                                      3.
                              BOARD OF DIRECTORS

3.1. ELECTION OF DIRECTORS. The business and affairs of this corporation shall be managed by its Board of Directors. The number of directors shall be the number last elected by a majority vote of the shareholders or by the Board of Directors, which number shall not be less than three (3) nor more than seven (7) directors. Directors need not be shareholders. Each of the directors shall hold office until the regular meeting of the shareholders next held after his election, until a successor shall have been elected and shall qualify, or until he shall resign or shall have been removed as hereinafter provided.

3.2. BOARD MEETINGS; PLACE AND NOTICE. Meetings of the Board of Directors may be held from time to time at any place within or without the State of Minnesota that the Board of Directors may designate. In the absence of designation by the Board of Directors, Board meetings shall be held at the principal executive office of the corporation, except as may be otherwise unanimously agreed orally or in writing or by attendance. Any director may call a meeting of the Board of Directors by giving two (2) days notice to all directors of the date and time of the meeting. The note need not state the purpose of the meeting. Notice may be given by mail, telephone, telegram or in person. If a meeting schedule is adopted by the Board of Directors, or if the date and time of a Board of Directors meeting has been announced at a previous meeting, no notice is required.

3.3. WAIVER OF NOTICE. Notice of the time, place and purpose of any meeting of the Board of Directors, whether required by statute, the Articles of Incorporation, or these Bylaws may be waived by any director. Such waiver may be given before, at, or after the meeting and may be given in writing, orally or by attendance. The attendance of a director at a meeting and participation therein shall constitute waiver of notice of such meeting unless the director attends for the express purpose of objecting to the translation of business because the meeting is not lawfully called or convened, the director so states at the meeting, and the director does not thereafter participate in the meeting.

3.4. QUORUM AND ACTION OF BOARD. At all meetings of the Board of Directors, a majority of the directors shall be necessary and sufficient to constitute a quorum for the transaction of business; provided, that if less than a majority of the directors are present, a majority of those present may adjourn the meeting from time to time without notice other than an announcement at the meeting at which adjournment is taken.

      The directors present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

      The act of a majority of the directors present at any meeting at which a quorum is present, or at any meeting at which a quorum was present and at which the remaining directors are authorized under this Section to continue to transact business shall be the act of the Board of Directors.

3.5. ELECTRONIC COMMUNICATIONS. A conference among directors by any means of communication through which the directors may simultaneously hear each other during the conference constitutes a board meeting, if the same notice is given of the conference as required by these

                                       4
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       Bylaws for a meeting, and if the number of directors participating in the conference would be sufficient to constitute a quorum at a meeting. Participation in a meeting by such electronic means of communication constitutes presence in person at the meeting.

3.6. VACANCIES. Any vacancy occurring on the Board of Directors by reason of death, resignation, disqualification, or increase in the number of directors, may be filled by a majority of the remaining directors, though less than a quorum, at any regular or special meeting, except that vacancies on the Board resulting from newly created directorships may only be filled by a majority vote the directors serving at the time of the increase. Each director so elected shall hold office until the next regular or special shareholder meeting or until his or her successor is elected and qualified.

3.7. RESIGNATIONS. Any director of the corporation may resign at any time by giving written notice to the Chairman of the Board or to the President/Chief Executive Officer or Secretary of the corporation. Unless a later date is specified in the notice of resignation as the effective date of resignation, resignation shall take effect on the date of receipt of the written notice by the Chairman, President/Chief Executive Officer, or Secretary. Unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective.

3.8. REMOVAL. At a meeting of shareholders called expressly for that purpose, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

3.9. ABSENT DIRECTORS. A director may give advance written consent or opposition to a proposal to be acted on at a Board meeting. If the director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent to opposition stated in writing and delivered to the President/Chief Executive Officer or the officer or director presiding at the meeting shall be counted as a vote in favor of or against the proposal if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected. Such written consent or opposition shall be entered in the minutes or other record of action at the meeting.

3.10. ACTION WITHOUT MEETING. Any action which is required or may be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by a majority of all the directors entitled to vote with respect to the subject matter thereof, except as to matters that require shareholder approval, in which case such consent in writing must be signed by all of the directors. Action taken by such written consent shall be effective on the date when signed by the required number of directors, or such earlier effective date as set forth therein. When written action is permitted to be taken by less than all of the directors, all directors shall be notified immediately of its text and effective date. Failure to provide the notice shall not invalidate the written action. A director who does not sign or consent to the written action shall have no liability for the action or actions taken thereby.

3.11. PRESUMPTION OF ASSENT. For purposes of any liability as a director, a director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless:

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       (a)     He objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not thereafter participate in the meeting;

       (b)     He votes against the action at the meeting; or

       (c) He is prohibited from voting at the meeting due to a conflict of interest.

3.12. COMMITTEES. The Board of Directors may, by a majority vote, designate two or more of their number to constitute an executive committee, which, to the extent determined by the Board and allowed by law, shall have and exercise the authority of the Board in the management of the business of the corporation. Such executive committee shall act only in the interval between meetings of the Board and shall be subject at all times to the control and direction of the Board. The Board of Directors by a majority vote may also appoint one or more natural persons who need not be Board members to serve on such other committees as the Board may determine. Such other committees shall have powers and duties as shall from time to time be prescribed by the Board. A majority of the members of any committee present at a meeting is a quorum for the transaction of business. All committees shall keep accurate minutes of their meetings, which minutes shall be made available upon request to members of that committee and to any director.

3.13. CHAIRMAN. The Board may elect one of their number to serve as Chairman, who shall preside, when present, at all meetings of the Board.

3.14. COMPENSATION. The directors of the corporation and all members of committees shall serve without salary, unless ordered by the directors; however, they shall be paid the necessary expenses incurred in the execution of their duties. Nothing herein shall preclude the paying by the corporation of a salary or other compensation to an officer or employee who is also a director.

3.15. LIMITATION OF LIABILITY. Except as expressly provided in Minnesota Statutes, Section 302A.251, Subd. 4, a member of the Board of Directors of this corporation shall have no personal liability to this corporation or to the shareholders for monetary damages for breach of fiduciary duty as a member of the Board of Directors. Amendment of repeal of such limitation in the Articles of Incorporation of this corporation shall not adversely affect any limitation of liability of a director with respect to any liability or alleged liability arising out of any act or omission occurring prior to such amendment or repeal.

                                    ARTICLE
                                      4.
                                   OFFICERS

4.1. ELECTION OF OFFICERS. The Board of Directors shall, from time to time, elect a President/Chief Executive Officer and a Treasurer/Chief Financial Officer. The Board of Directors may, but shall not be required to, elect a Secretary and one (1) or more Vice Presidents, as they may determine, one of whom may be designated as an Executive Vice President. In addition, the Board of Directors may elect such other officers and agents as it may determine necessary, including Assistant Secretaries and Assistant Treasurers. Such officers shall exercise such powers and perform such duties as are prescribed by the Articles of Incorporation or the Bylaws

                                       6
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      or as may be otherwise determined from time by the Board of Directors. Any number of offices or functions of those officers may be held or exercised by the same person.

4.2. TERMS OF OFFICE. The officers of the corporation shall hold office for such terms as shall be determined from time to time by the Board of Directors or until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed by the affirmative vote of a majority of the whole Board of Directors with or without cause.

4.3. SALARIES. The salaries of all officers and agents of the corporation shall be determined by the Board of Directors.

4.4. PRESIDENT/CHIEF EXECUTIVE OFFICER. The President/Chief Executive Officer shall be the chief executive officer of the corporation, and shall have the general direction of the affairs of the corporation. He shall execute all contracts, mortgages and other instruments of the corporation, and may appoint and discharge agents and employees. He shall be ex officio is a member of any executive committee which may be constituted hereunder, and all other standing committees, and shall perform all such other duties as are incident to his office, or are properly required to him by the Board of Directors. As used herein or in other writings of, or documents delivered on behalf of, the corporation, the titles "President" and "Chief Executive Officer" shall mean one and the same person and shall be interchangeable.

4.5. VICE PRESIDENTS. The Vice Presidents in the order designated by the Board of Directors shall perform the duties and exercise the powers of the President/Chief Executive Officer in his absence or incapacity. The Vice Presidents shall perform such other duties as the Board of Directors shall from time to time prescribe.

4.6. SECRETARY AND ASSISTANT SECRETARIES. The Secretary shall attend all sessions of the Board of Directors and all meetings of the shareholders, and record all votes and minutes for all proceedings in a book kept for that purpose, and shall perform like duties for the standing committees when required. He shall give or cause to be given notice of all meetings of the shareholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President/Chief Executive Officer under whose supervision he shall be. He shall keep in safe custody the seal, if any, of the corporation, and shall affix the same to any instrument requiring it.

     The Assistant Secretary shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary, and shall perform such other duties as the Board of Directors shall prescribe.

4.7. TREASURER/CHIEF FINANCIAL OFFICER AND ASSISTANT TREASURERS. The Treasurer/Chief Financial Officer shall have the custody of the corporate funds and securities, and shall keep full and accurate account of receipt and disbursements in books belonging to the corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated from time to time by the Board of Directors; he shall disburse the funds of the corporation in discharge of corporate liabilities and obligations as may be ordered by the Board of Directors from time to time, taking the proper vouchers for such disbursements, and shall render to the President and the Board of Directors whenever they may require the same, an account of all of his transactions and of the financial condition of the

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      corporation; he shall give the corporation a bond, if required by the
      Board of Directors, in such sum as the Board of Directors may by resolution determine; and with one (1) or more sureties satisfactory to the Board of Directors for the faithful performance of the duties of his office, and for the restoration to the corporation in case of death, resignation, retirement or removal from office of all books, vouchers, papers, money and other property of whatsoever kind in his possession or under his control belonging to the corporation. As used herein or in other writings of, or documents delivered on behalf of, the corporation, the titles "Treasurer" and "Chief Financial Officer" shall mean one and the same person and shall be interchangeable.

      The Assistant Treasurer shall, in the absence or disability of the Treasurer/Chief Financial Officer, perform the duties and exercise the powers of the Treasurer/Chief Financial Officer, and shall perform such other duties as the Board of Directors shall prescribe.

4.8. VACANCIES. If the office of any officer or agent becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the Board of Directors, by a majority vote, shall choose a successor or successors who shall hold office for the unexpired term in respect of which such vacancy occurred.

4.9. DELEGATION OF AUTHORITY. An officer elected or appointed by the Board of Directors may delegate some or all of the duties or powers of his office to other persons, provided that such delegation is in writing.

4.10. CONTRACT RIGHTS. The election or appointment of a person as an officer or agent does not, of itself, create contract rights.

                                    ARTICLE
                                      5.
                                INDEMNIFICATION

      To the full extent permitted or required by Section 302A.521 of the Minnesota Business Corporation Act, as now enacted or hereinafter amended, or by other provisions of law, each person who was or is a party or is threatened to be made a party to any threatened, pending, or pleaded action, suit, or proceeding, whenever brought, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer or agent of the corporation, or he is or was serving at the specific request of the corporation as a director, officer, employee, fiduciary, or agent of another corporation, partnership, joint venture, trust or other entity or enterprise, shall be indemnified by the corporation against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit, or proceeding; provided, however, that the indemnification with respect to a person who is or was serving as a director, officer, employee, fiduciary, or agent of another corporation, partnership, joint venture, trust, or other enterprise shall apply only to the extent such person is not indemnified by such other corporation, partnership, joint venture, trust, or other entity or enterprise. Indemnification provided by this paragraph shall continue as to a person or agent and shall inure to the benefit of the heirs, executors, and administrators of such person and shall apply whether or not the claim against such person arises out of matters occurring before the adoption of this paragraph.

      To the full extent permitted by the Minnesota Business Corporation Act, as now enacted or hereinafter amended, the corporation shall have the authority to purchase and maintain insurance for officers, directors, employees and agents against liability arising out of their status as such.

                                       8
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      Further, to the full extent permitted by the Minnesota Business
Corporation Act, as now enacted or hereinafter amended, the corporation shall have the authority to enter into such agreements as the Board of Directors deems appropriate for the indemnification or present or future directors and officers of the corporation in connection with their service to, or status with, the corporation or any other corporation, entity or enterprise with which such person is serving at the express written request of the corporation.


                                    ARTICLE
                                      6.
                                    SHARES

6.1. ISSUANCE OF SHARES. The Board of Directors is authorized and empowered to issue shares of the capital stock of the corporation to the full amount authorized by the Articles of Incorporation and all amendments thereto in such amounts and at such times as may be determined by the Board of Directors and as permitted by law.

6.2. CERTIFICATES. Certificates for shares of the capital stock of the corporation shall be in such form or forms as may be determined by the Board of Directors or those actually used in the event the Board fails to act. There shall be no uncertificated shares. Each shareholder shall be entitled to a certificate representing his or her shares of stock, signed by the President/Chief Executive Officer or a Vice President, and by the Secretary or an Assistant Secretary, if one has been elected or appointed, otherwise, by the Treasurer/Chief Financial Officer or an Assistant Treasurer; provided, however, that where a certificate is countersigned by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the corporation and registered by a registrar, the signatures of said officers on such certificates for shares may be facsimiles. If a person signs or has a facsimile signature placed upon a certificate while an officer, transfer agent, or registrar of the corporation, the certificate may be issued by the corporation even if the person has ceased to have that capacity before the certificate is issued with the same effect as if the person had that capacity at the date of its issue. All certificates for shares shall be consecutively numbered or otherwise identified, and shall state the name of the corporation, that it is organized under the laws of the State of Minnesota, the name of the person to whom the shares are issued, the number and class of shares, and the designation of the series, if any, that the certificate represents. The name of the person to whom the shares are issued with the number of shares and date of issue shall be entered on the books of the corporation.

6.3. TRANSFER OF SHARES. The shares of stock of the corporation shall be transferable upon its books only by persons named in the certificates or by attorney lawfully constituted in writing, and upon surrender to the corporation of the old stock certificates, properly endorsed, to the person in charge of the stock and transfer books and designate, by whom they shall be canceled. New certificates for the shares shall thereupon be issued to the person entitled to such new certificates. A record shall be made of each transfer, and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

6.4. LOST CERTIFICATES. Any shareholder claiming a certificate of shares to be lost, stolen or destroyed shall make an affidavit or affirmation of that fact in such form as the Board of Directors may require, and shall, if the Board of Directors so requires:

      (a) advertise such fact in such manner as the Board of Directors may require;

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      (b) give to the corporation and its transfer agent and registrar, if any, a bond of indemnity in open penalty as to amount or in such other sum as the Board of Directors may direct, in form satisfactory to the Board of Directors and to the transfer agent and registrar of the corporation, if any, and with or without such sureties as the Board of Directors with the approval of the transfer agent and registrar, if any, may prescribe; and

      (c) satisfy such other requirements as may be imposed by the Board.

      If notice by the shareholder of the loss, destruction, or wrongful taking of a certificate is received by the corporation before the corporation has received notice that the shares represented by such certificate have been acquired by a bona fide purchaser, and if the foregoing requirements imposed by the Board are satisfied, then the Board of Directors shall authorize the issuance of a new certificate for shares of the same tenor and for the same number of shares as the one alleged to have been lost or destroyed.

6.5. DIVIDENDS. The Board of Directors may declare dividends to the extent permitted by Section 302A.551 of the Minnesota Business Corporation Act as and when it deems expedient. Before declaring any dividend, there may be reserved out of the accumulated profits such sums as the Board of Directors from time to time, in its discretion, thinks proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends, or for such other purposes as the Board of Directors shall think conducive to the interests of the corporation.

      Shareholders entitled to payment of such dividend shall be those shareholders of record on the date fixed by the Board for closing of the books of the corporation. If no date for closing of the books is fixed by the Board, the shareholders entitled to payment of the dividend shall be the shareholders of record on the date on which the resolution declaring such dividend is adopted by the Board.

                                    ARTICLE
                                      7.
                                 MISCELLANEOUS

7.1. BOOKS OF ACCOUNT. The corporation shall keep such books of account as are required by Section 302A.461 of the Minnesota Business Corporations Act and every shareholder shall have a right to examine such books, in person or by agent or attorney, to the extent provided in such Section.

7.2. CORPORATE SEAL. If so directed by the Board of Directors, the corporation may use a corporate seal. The failure to use such seal, however, shall not affect the validity of any documents executed on behalf of the corporation. The seal need only include the word "seal," but it may also include, at the discretion of the Board of Directors, such additional wording as is permitted by law.

7.3. CHECKS AND DOCUMENTS. All checks or demands for money and notes of the corporation and all other instrument, documents or deeds of every kind, nature and description required to be executed in the name and in behalf of the corporation shall be signed by such of the officers or agents of the corporation as the Board of Directors may from time to time by resolution designate and determine.

7.4. FISCAL YEAR. The fiscal year of this corporation shall be as determined by resolution of the Board of Directors.

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

7.5. AMENDMENTS TO BYLAWS. These Bylaws may be amended or altered by the vote of a majority of the Board of Directors. Such authority of the Board of Directors is subject to the power of the shareholders to change or repeal such Bylaws as prescribed by statute and subject to any other limitation son such authority prescribed by statute.

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